CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to the Registration Statement (No. 333- 198439) on Form S-1 of Seneca Global Fund, L.P. of our report dated March 28, 2014, relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

February 6, 2015